DOLLAR GENERAL CORPORATION
Nashville, Tennessee
Telephone (615) 783-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 3, 1996

     The Annual Meeting of Stockholders of Dollar General
Corporation will be held in the auditorium of Dollar General
Corporation, 427 Beech Street, Scottsville, Kentucky, on June 3,
1996, at 11:00 a.m., local time, for the following purposes:

     1.   To elect nine (9) directors to serve until the next
Annual Meeting of Stockholders and until their successors are duly elected and qualified;

     2.   To approve an amendment to the Company's Restated
Articles of Incorporation increasing the number of authorized shares of Common Stock to 200,000,000 shares from 100,000,000 shares.

     3. To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants for the Company for the current fiscal year; and

     4. To transact such other business as properly may come before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on April 15, 1996 are entitled to notice of and to vote at the Annual
Meeting. Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding matters to be acted upon at the Annual Meeting.

                              By order of the Board of Directors



April 30, 1996                BOB CARPENTER
                              Chief Administrative Officer and
                              Corporate Secretary

We urge you to attend the Annual Meeting. Whether you plan to attend, please complete, date and sign the enclosed proxy card and return it in the enclosed postage-paid envelope. You may revoke the proxy at any time before it is voted.

DOLLAR GENERAL CORPORATION
Nashville, Tennessee
Telephone (615) 783-2000

Proxy Statement for
Annual Meeting of Stockholders

     The enclosed proxy is solicited by the Board of Directors of Dollar General Corporation (The "Company") for use at the Annual Meeting of Stockholders to be held in the corporate auditorium at Dollar General Corporation, 427 Beech Street, Scottsville, Kentucky, on June 3, 1996, at 11:00 a.m., local time, and any adjournment thereof. This proxy material was first mailed to stockholders on or about April 30, 1996.

     The purposes of the Annual Meeting are to elect nine (9) directors; to approve an amendment to the Company's Restated Articles of Incorporation increasing the number of authorized shares of common stock to 200,000,000 shares from 100,000,000 shares; to ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants for the current fiscal year; and to transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof. The Board of Directors recommends a vote FOR the election of the nominees as directors, FOR the amendment to the Company's Restated Articles of Incorporation and FOR the appointment of Coopers & Lybrand L.L.P.

     All valid proxies which are received will be voted in accordance with the recommendations of the Board of Directors unless otherwise specified thereon. Any stockholder giving a proxy is entitled to revoke it by giving the Secretary of the Company written notice of such revocation at any time before it has been voted.

     Only holders of the Company's Common Stock, $.50 par value per share (the "Common Stock"), and of Series A Convertible Junior Preferred Stock, no par value (the "Series A Preferred Stock"), of record at the close of business on April 15, 1996, are entitled to vote at the meeting. On such date, the Company had 68,559,458 outstanding shares of Common Stock, the holders of which are entitled to one vote for each share held and to cumulative voting in the election of directors. On such date, the Company had 1,715,742 issued and outstanding shares of Series A Preferred Stock (equaling an aggregate voting power of 13,404,233 shares of Common Stock), the holders of which are entitled to 7.81 votes for each share of Series A Preferred Stock held and to cumulative voting in the election of directors. Pursuant to the Company's Restated Articles of Incorporation, each share of Series A Preferred Stock shall entitle the holder thereof to vote with the holders of Common Stock on all matters submitted to a vote of the holders of the Common Stock. The number of shares of Common Stock issued and outstanding and the voting rights of the holders of the Series A Preferred Stock reflect the five-for-four stock split declared by the Board of Directors March 25, 1996, paid April 26, 1996 to stockholders of record on April 10, 1996. All references to shares of Common Stock have been adjusted accordingly.

     The mailing address of the principal executive offices of the Company is 104 Woodmont Boulevard, Suite 500, Nashville, Tennessee 37205. The Company also maintains an operations office at 427
Beech Street, Scottsville, Kentucky 42164.
      2
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information furnished to the Company as of January 31, 1996 concerning persons who are the beneficial owners of more than five percent (5%) of the Company's Common Stock and/or Series A Preferred Stock.

                              Amount and Nature of
                              Beneficial Ownership -   Percent of Class -
Name and Address of           Common Stock/Series      Common Stock/Series A
Beneficial Owner              A Preferred Stock(1)     Preferred Stock
Cal Turner, Jr.               16,428,656/1,715,742(2)  19.2%/100.0%
104 Woodmont Blvd.
Suite 500
Nashville, TN 37205

James Stephen Turner          14,336,211/1,643,037(3)  16.8%/95.8%
138 Second Avenue
Suite 500
Nashville, TN 37201

(1)The Common Stock is the only equity security of the Company registered pursuant to Section 12 of the Securities Exchange Act of
1934, as amended.  However, in addition to the shares of Common Stock, the Company has a second class of equity securities issued and authorized as the Series A Junior Convertible Preferred Stock, no par value (the "Series A Preferred Stock").  On August 22,
1994, the Company upon approval of the Board of Directors issued 1,715,742 shares of Series A Preferred Stock in exchange for the
8,578,710 shares of Common Stock (13,404,233 split-adjusted shares) held by C.T.S., Inc., a personal holding company controlled by members of the Turner family (founders of the Company). The Series A Preferred Stock was authorized and designated from the undesignated preferred stock previously authorized by the Company's stockholders.  The Series A Preferred Stock is (iI) convertible into Common Stock pursuant to the terms and conditions set forth in the Restated Articles of Incorporation and (ii) is voted with the Common Stock on all matters presented to the holders of Common Stock.  See "Transactions with Management and Others."
(2)Includes 1,880,190 shares with respect to which Mr. Turner has sole voting and investment rights; 2,861 shares held in the
Employee Stock Ownership Plan; 190,733 shares held by Mr. Turner's wife; 369,331 shares held by Mr. Turner's son; 781,297 shares held by  various trusts and foundations in which Mr. Turner has sole voting and investment rights; 12,607,358 shares of Common Stock on a fully converted basis from the Series A Preferred Stock, which would be held by the Turner Children Trust (for which Mr. Turner acts as a Co-Trustee with James Stephen Turner); 568,007 shares of Common Stock on a fully converted basis from the Series A
Preferred Stock (90,881 shares) held by the Cal Turner Family Foundation (for which Mr. Turner serves as Trustee); and 228,866 shares of Common Stock on a fully converted basis from the Series A Preferred Stock (36,619 shares), held by the Turner Foundation for Lindsey Wilson College, Inc. (for which Mr. Turner Acts as a Co-Trustee with James Steven Turner).  Mr. Turner is deemed to beneficially own all such shares held by the entities for which he serves as Trustee or Co-Trustee.  Mr. Turner disclaims beneficial ownership of such shares except to the extent of his pecuniary interests.  Also includes 199,948 shares which may be acquired through the exercise of options which are currently exercisable or exercisable within 60 days.
(3)Includes 81,045 shares with respect to which Mr. Turner has sole voting and investment rights; 14,797 shares held by Mr. Turner's wife; 339,376 shares held by each of Mr. Turner's two children; 725,392 shares held by various trusts in which Mr. Turner has sole voting and investment rights; 12,607,358 shares of Common Stock on a fully converted basis from the Series A Preferred Stock, which would be held by the Turner Children Trust (for which Mr. Turner serves as Co-Trustee); and 228,866 shares of Common Stock on a fully converted basis from the Series A Preferred Stock (29,295 shares), held by the Turner Foundation for Lindsey Wilson College,
Inc. (for which Mr. Turner serves as Co-Trustee with Cal Turner, Jr.).  Mr. Turner is deemed to beneficially own all such shares held by the entities for which he serves as Trustee or Co-Trustee.  Mr. Turner disclaims beneficial ownership of such shares except to the extent of his pecuniary interests.

CAPTION
                                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS (CONTINUED)

                               Amount and Nature of
                               Beneficial Ownership -        Percent of Class -
Name and Address of            Common Stock/Series           Common Stock/Series A
Beneficial Owner               A Preferred Stock(1)          Preferred Stock
Turner Children Trust          12,607,358/1,613,74(2)        14.7%/94.1%
dated January 21, 1980,
Cal Turner, Jr. and James
Stephen Turner, Co-Trustees
104 Woodmont Blvd.
Suite 355
Nashville, TN 37205

W. P. Stewart & Co., Inc.       5,373,793/NA(3)               6.3%/NA
527 Madison Avenue
New York, NY 10022

Prudential Insurance Company    5,020,747/NA(4)               5.9%/NA
of America
Prudential Plaza
Newark, NJ 07102

Firstar Corporation             4,785,863/NA(5)                5.6%/NA
777 E. Wisconsin Avenue
Milwaukee, WI 53202
(1)See Note 1 on page 2 hereof.
(2)See Notes 1, 2 and 3 on page 2 hereof.
(3)Pursuant to the Schedule 13G filed on February 15, 1996 by W. P. Stewart & Co., Inc., it reported sole voting and dispositive power with respect to 5,373,793 shares.
(4)Pursuant to the Schedule 13G filed on February 14, 1996 by Prudential Insurance Company of America, it reported sole voting power with respect to 384,290 shares and shared voting power with respect to 4,208,270 shares, sole dispositive powers with respect to
384,290 shares and shared dispositive power with respect to 4,636,458 shares.
(5)Pursuant to the Schedule 13G filed on February 13, 1996 by Firstar Corporation, it reported sole voting power with respect to
3,720,018 shares, shared voting power with respect to 864,249 shares, sole dispositive powers with respect to 3,920,490 shares and shared dispositive power with respect to 865,374 shares.



SECURITY OWNERSHIP BY OFFICERS AND DIRECTORS

 The following table contains certain information (furnished by the individuals named) concerning each of the nominees, the executive officers named in the Summary Compensation Table and all executive officers and directors as a group.

                                                   Shares of Stock Beneficially
                                                             Owned on
                                                        January 31, 1996
                                         Director
                                         or        Series A  Percent                   Percent
 Nominee/Executive                       Officer   Preferred of         Common        of
 Officers                         Age         Since     Stock     Class      Stock         Class(1)
 James L. Clayton         62        1989                            231,905(2)      *(3)
 Reginald D. Dickson      50        1993                             14,450(4)      *
 John B. Holland          64        1988                            135,065(5)      *
 Barbara M. Knuckles      48        1995                                125    *
 Wallace N. Rasmussen     81        1990                             16,941    *
 Cal Turner               80        1955                          1,790,958(6)     2.1%
 David M. Wilds           55        1991                                 57,496(7)      *
 William S. Wire, II      64        1989                                 13,175(8)      *

(1)Unless otherwise noted in the following footnotes, the persons for whom information is provided had sole voting and investment power over the shares of Common Stock or Series A Preferred Stock shown as beneficially owned.  Computations are based on 85,523,992 shares of Common Stock and 1,715,742 shares of Series A Preferred Stock outstanding as of January 31, 1996.
(2)Includes options to acquire 70,026 shares of the Company's Common Stock which are currently exercisable or exercisable within 60 days.
(3)Denotes less than 1% of class.
(4)Includes options to acquire 9,450 shares of the Company's Common Stock which are currently exercisable or exercisable within 60 days.
(5)Includes options to acquire 70,027 shares of the Company's Common Stock which are currently exercisable or exercisable within 60 days.
(6)Includes 1,790,921 shares for which Mr. Turner has sole voting and investment rights as trustee of trusts established for the benefit of his children.
(7)Includes options to acquire 44,850 shares of the Company's Common Stock which are currently exercisable or exercisable within 60 days.
(8)Includes options to acquire 8,983 shares of the Company's Common Stock which are currently exercisable or exercisable within 60 days.

SECURITY OWNERSHIP BY OFFICERS AND DIRECTORS (CONTINUED)


                                                    Shares of Stock Beneficially
                                                             Owned on
                                                          January 31, 1996
                                        Director
                                        or          Series A       Percent                 Percent
Nominee/Executive                       Officer     Preferred      of       Common         of
Officers                   Age          Since       Stock          Class    Stock          Class
Cal Turner, Jr.            56           1966        1,715,742      100.0%   16,428,656(1)  19.2%
Chairman, President and
Chief Executive Officer

Bob Carpenter              48           1981                                   315,376(2)    *
Vice President and Chief
Administrative Officer

Mike Ennis                 42           1988                                   185,827(3)    *
Vice President,
Merchandising Operations

Tom Hartshorn              45           1992                                    80,828(4)    *
Vice President,
Merchandising Operations

Leigh Stelmach             56           1989                                   233,292(5)    *
Executive Vice President,
Operations

C. Kent Garner(6)          49                                                    46,961       *

All directors and executive
officers as a group (20 persons)                   1,715,742(7)   100.0%    19,936,595(8)   23.3%

(1)See Notes 1 and 2 on page 2.  Cal Turner, Jr. is the son of Cal Turner.
(2)Includes options to acquire 129,721 shares of the Company's Common Stock which are currently exercisable or exercisable within 60 days.  Also includes 146,026 shares for which Mr. Carpenter has shared voting and investment rights as a Co-Trustee of the Calister
Turner, III 1994 Generation Skipping Trust.
(3)Includes options to acquire 94,795 shares of the Company's Common Stock which are currently exercisable or exercisable within 60 days.
(4)Includes options to acquire 55,245 shares of the Company's Common Stock which are currently exercisable or exercisable within 60 days.
(5)Includes options to acquire 129,721 shares of the Company's Common Stock which are currently exercisable or exercisable within 60 days.
(6)Mr. Garner is no longer employed by the Company.  He previously served the Company as a Vice President and Chief Financial
Officer.
(7)See Notes 1 and 2 on page 2.
(8)Includes 1,059,838 shares of the Company's Common Stock subject to option exercise which are currently exercisable or exercisable within 60 days and full conversion of the Series A Preferred Stock deemed to be beneficially held by Cal Turner, Jr.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

 Directors are elected each year to hold office until the next
Annual Meeting of Stockholders and until their successors are duly elected and qualified. The Company's bylaws provide for a minimum of three and a maximum of fifteen directors, the exact number to be set by the Board of Directors. The current Board of Directors consists of ten members, and at its March 1996 meeting, the Board of Directors nominated nine individuals to stand for election at the 1996 Annual Meeting of Stockholders. These nominees include Barbara Knuckles who was elected to the Board in March 1996.
Because Director James D. Cockman has decided to not stand for re-election to the Board of Directors, the total number of nominees to stand for election at the 1996 Annual Meeting of Stockholders is nine.

 In the election of directors, pursuant to the Kentucky
Business Corporation Act, each stockholder shall have the right to cast as many votes in the aggregate as he shall hold shares of Common Stock (or Series A Preferred Stock as adjusted for its voting rights) multiplied by the number of directors to be elected; and each stockholder may cast the whole number of votes for any one nominee or distribute such votes among two or more nominees.
Unless contrary instructions are received, the enclosed proxy will be voted in favor of electing as directors the nominees listed below. Each nominee has consented to be a candidate and to serve, if elected. While the Board has no reason to believe any nominee will be unable to accept nomination or election as a director, if such an event should occur, the proxies will be voted with discretionary authority for a substitute or substitutes as shall be designated by the current Board of Directors.

 The following sets forth certain information concerning each of the nominees:

 James L. Clayton has served for more than the past five years as Chief Executive Officer of Clayton Homes, Inc. Clayton Homes, Inc. produces, sells and finances manufactured homes. Mr. Clayton served as President of Clayton Homes, Inc. from 1956 through 1993. Mr. Clayton has served as Chairman of BankFirst (formerly First Heritage Bank) since 1992, is a director of ROC Communities, Inc., a manufactured homes company, and Goody's Family Clothing, Inc.

 Reginald D. Dickson is Chairman of Buford, Dickson, Harper & Sparrow, Inc., investment advisors, and President Emeritus of Inroads, Inc., a non-profit organization supporting minority education. Mr. Dickson served as President and Chief Executive Officer of Inroads, Inc. from 1983 to 1993. He also serves as a director of First American Corporation, a bank holding company.

 John B. Holland served as President and Chief Operating
Officer of Fruit of the Loom, Inc., a manufacturer of underwear and other soft goods, until his retirement in February 1996, at which time he became a consultant to that corporation. Mr. Holland is a member of the board of directors of Camping World, Inc. and Fruit of the Loom, Inc.

 Barbara M. Knuckles is Director of Corporate and External Relations for North Central College in Naperville, Illinois. From 1988 to 1992, Ms. Knuckles was a private investor managing several family businesses. From 1986 to 1988, she was Corporate Vice President and General Manager for The Wirthlin Group, a political and strategic marketing research firm, and from 1978 to 1986 she was Corporate Vice President for Beatrice Companies. Ms. Knuckles serves as a member of the board of directors of J. R. Short Milling Company of Chicago, Illinois and Harris Bank of Naperville, Illinois.

 Wallace N. Rasmussen served as Chairman of the Board and Chief
Executive Officer of Beatrice Foods, Inc. until his retirement in June 1979, at which time he became a consultant to that corporation.

 Cal Turner, founder of the Company, served as Chairman of the Board from 1955 until December 1988. He is currently a consultant to the Company. See "Transactions with Management and Others."

 Cal Turner, Jr. joined the Company in 1965 and has held the offices of President and Chief Executive Officer since 1977. Mr.
Turner has served as Chairman of the Board since

January 1989. Mr. Turner is a member of the board of directors of First American Corporation, Thomas Nelson, Inc., a publishing company, and Shoney's, Inc.

 David M. Wilds is a principal of Nelson Capital Corp., a merchant banking company. From 1990 to 1995, Mr. Wilds served as Chairman of the Board of Cumberland Health Systems, Inc., an owner and operator of psychiatric hospitals. From 1969 until 1990, Mr. Wilds was a partner with J. C. Bradford & Co., an investment banking company. Mr. Wilds is also a director of Cumberland Health Systems, Inc., Phillips & Brooks, Inc.,a telecommunications company, and ActaMed Corp., a health care systems company.

 William S. Wire, II served from 1986 until January 31, 1994 as Chairman of the Board of Genesco, Inc., a manufacturer, wholesaler and retailer of footwear and clothing. Mr. Wire served as Chief Executive Officer of Genesco, Inc. from April, 1986 to January 31, 1993. Mr. Wire serves as a director of First American Corporation, and Genesco, Inc.

 COMMITTEES OF THE BOARD.  The Company has a Corporate
Governance and Compensation Committee ("CGC Committee") and an Audit Committee. The current members of the CGC Committee are Messrs. Wire (Chairman), Wilds and Rasmussen. The CGC Committee reviews and recommends policies and practices for the Company's corporate governance profile. The CGC Committee sets the total compensation of, and reports to the Board of Directors initial and proposed salary changes paid to all executive officers and any employee whose annual compensation exceeds that of the lowest paid executive officer. The CGC Committee reviews the compensation policies of the Company and compensation programs in which officers may participate. In addition, the CGC Committee develops general criteria concerning the qualifications and selection of Board members and officers, and recommends candidates for such positions to the Board of Directors. The CGC Committee will consider persons recommended by stockholders as potential nominees for directors, if the names of such persons are submitted in writing to the chairman of the CGC Committee or the Secretary of the Company. The recommendations must be accompanied by a full statement of qualifications and an indication of the person's willingness to serve.

 The CGC Committee also administers the Company's stock option plans, excluding the 1988 Outside Directors' Plan, the 1993 Outside Directors' Plan, and the 1995 Outside Directors' Stock Option Plan which are administered by Cal Turner and Cal Turner, Jr. At least annually, the CGC Committee specifically reviews the standards of performance of the President and Chief Executive Officer ("CEO") for compensation purposes. (See "Report of the Corporate Governance and Compensation Committee of the Board of Directors on Executive Compensation.") The CGC Committee met five times during fiscal 1996.

 The Audit Committee is composed of Messrs. Holland (Chairman), Clayton, Dickson and Ms. Knuckles. The functions of the Audit Committee include providing advice and assistance regarding accounting, auditing, corporate compliance and financial reporting practices of the Company. Annually, the Audit Committee recommends to the Board a firm of independent certified public accountants to serve as auditors. The Audit Committee will review with the auditors the scope and results of their annual audit, fees in connection with their audit and nonaudit services, and the independence of the Company's auditors. The Audit Committee met three times during fiscal 1996.

 During fiscal 1996, the Board of Directors held six meetings.
All directors attended more than 75% of the aggregate number of meetings of the Board and committees on which they serve.

 COMPENSATION OF DIRECTORS. Directors receive a $5,000 quarterly retainer plus $1,250 for attending each regular meeting of the Board or any committee meeting. Committee Chairmen receive an additional $250 for each Committee meeting attended. Compensation for telephonic meetings is one-half the above rates. Board members who are officers of the Company do not receive any separate compensation for attending Board or committee meetings.
In addition, the directors who are not employees of the Company are entitled to receive nondiscretionary options for the purchase of the Company's Common Stock pursuant to the 1995 Outside Directors' Stock Option Plan.

 DEFERRED COMPENSATION PLAN FOR DIRECTORS. In December 1993, the Board of Directors unanimously approved a voluntary, nonqualified compensation plan for director compensation. All outside directors are eligible to participate in the plan. Under the plan, each director may voluntarily defer receipt of all or a part of any fees normally paid by the Company to the director. The fees eligible for deferral are defined as retainer, board meeting fees and committee meeting fees. The compensation deferred is credited to a liability account which is increased quarterly at a minimum rate of 6% per year. The benefits will be paid, upon termination from the Board, as deferred compensation to the director as follows: (a) upon attaining age 65 or any age thereafter as a lump sum of the accumulated account; (b) in the event of total disability, as a lump sum of the accumulated account; (c)in the event of death, as a lump sum of the accumulated account; or (d) in the event of voluntary termination, as a lump sum of the accumulated account.

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. During fiscal 1996, the Compensation and Governance Committee was comprised of Messrs. Wire, Wilds and Rasmussen. None of these persons has at any time been an officer or employee of the Company or any subsidiary.

REPORT OF THE CORPORATE GOVERNANCE AND COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

 The three-member Corporate Governance and Compensation
Committee of the Board of Directors ("Committee") prepared the following executive compensation report.

 A.   COMPENSATION PHILOSOPHY

 The Company has adopted the concept of pay-for-performance linking management compensation, Company performance and stockholder return. This strategy reflects the Company's desire to pay for results that are consistent with the key goals of the Company and the stockholders. The Committee and the Company believe that combining variable, direct and indirect pay components of its compensation program enables the Company to attract, retain and motivate results-orientated employees to achieve higher levels of performance.

      1.   VARIABLE COMPENSATION PHILOSOPHY

      At nearly all levels of the Company, a significant portion of pay is variable, being contingent upon Company (or store) performance. The performance-based component, whether annual incentive or long-term incentive, is significant enough to serve as a strong incentive. Additionally, performance-based compensation through the granting of stock options to employees serves to increase employee ownership of the Company.

      2.   DIRECT COMPENSATION PHILOSOPHY

      Though performance-based compensation is to be emphasized, base pay is competitive. The Company believes base pay should relate to the skills required to perform a job and to the value of each job performed relative to the market, industry, and strategic importance to the Company. This method of valuation allows the Company to respond to changes in its needs and changes in the labor market. Increases in base pay require a satisfactory or better level of performance as determined by the Committee.

      3.   INDIRECT COMPENSATION PHILOSOPHY

      The Company's indirect-compensation programs protect its employees from extreme financial hardship in the event of a catastrophic illness or injury and provide limited income security for retirement years. Health, life and disability benefit programs should provide competitive levels of protection without jeopardizing the Company's position as a low-cost retailer. The Company manages health care costs aggressively and enlists employee assistance in cost management. Employees have various opportunities to share in health care cost-reductions and are encouraged to adopt healthy lifestyles.

 The Company's retirement plans should provide limited income security at retirement for the typical employee. The Employee Stock Ownership Plan reflects the Company's commitment to widespread stock ownership of the Company by employees at all levels of employment. Employees are also invited to share in ownership of the Company through participation in the Dollar General Employee Stock Purchase Plan.

 B.   EXECUTIVE OFFICER COMPENSATION

 Under the supervision of the Committee, the Company has developed compensation policies and programs designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals. The Company is committed to creating an incentive for its employees to contribute to the overall results of the Company thereby encouraging a team approach toward accomplishment of corporate objectives and creating value for stockholders.

 The executive officers' compensation for fiscal 1996 reflected the Company's increasing emphasis on tying pay to both short-term and long-term incentives. The short-term incentive is an annual cash bonus based on a percentage of the executive officer's salary. The long-term incentives are performance-accelerated stock options. Incentive pay awarded to the CEO and the other officers named in the Summary Compensation Table in fiscal 1996 (or the "Named Executive Officers") was controlled by Company performance goals which are established annually. While the Committee's approach to base compensation is to offer competitive (although slightly lower-than-average) salaries to the CEO and the other Named Executive Officers in comparison with market practices, base salaries have become a relatively smaller element in the total executive officer compensation package as the Company's pay-for-performance component plays a more significant role. The fiscal 1996 average base salaries for the named executive officers (not including the CEO) increased 9.6%. The increase in base salaries in fiscal 1996 was determined based upon recommendations made by the human resources department to the Committee, a review of peer group comparison data (using the peer group compensation survey published by Management Compensation Services)(1) and the subjective analysis of the Committee after evaluating the recommendations, peer group data, the Company's overall performance and the respective individual performance criteria of the named executive officers.

      1.   ANNUAL CASH BONUSES

      The Company's annual cash bonuses paid to the executive officers made up the short-term incentive component of their fiscal 1996 cash compensation. The payment of annual cash bonuses is based on both objective and subjective criteria.

 Objective criteria include actual earnings-per-share results versus target earnings-per-share results as established by the Committee at the end of the prior fiscal year. The Company uses earnings-per-share improvement for determining target goals for the executive officers' variable pay for primarily two reasons: First, it is a defined measure of total Company performance and second, it is a measure that can be easily identified and reviewed by stockholders.

 Under the cash bonus incentive program effective for fiscal
1996, there were three earnings-per-share goals established by the Committee, each exceeding the prior year's

(1)The peer group compensation survey is published annually by Management Compensation Services. The 1995 survey included the following mass-merchandising companies: Ames Department Stores, Bradlees, Caldor, Consolidated Stores, Dayton Hudson, Filene's Basement, Garden Ridge, Hills Department Stores, MacFrugal's Bargains/Closeouts, Meijer, Montgomery Ward, Pamida, Quality Stores, Ross Stores, Sears Roebuck, Service Merchandise, ShopKo Stores, TJX Companies, Tractor Supply Company, and Wal-Mart Stores. For the past six years the Company has used this well-known peer-group annual salary survey when reviewing and establishing the Company's executive compensation policies. Because the Company uses this survey for executive compensation comparison and because the Company ties executive compensation directly to Company performance, the same peer group survey, with the exception of those companies that are not publicly traded (and therefore stock comparison data is unavailable), is used for Company performance comparison purposes.

performance. If the Company reaches the first established or "target" goal, which is considered by the Committee to be challenging, then 25% of salary is awarded as a cash bonus. If the mid-level goal is met, the executive officers receive 50% of salary as a cash bonus, and if the Company reaches the third, or "stretch" goal, which is considered by the Committee to be extremely challenging, then the executive officers receive 75% of salary as a cash bonus.

 Subjective performance criteria include the results of each executive officer's performance review pursuant to the Company's Performance Development Process ("PDP"). The Company's PDP is a comprehensive program that focuses on total performance improvement by concentrating on "Key Development Areas" ("KDA") and "Key Result Areas" ("KRA"). KDAs emphasize skill enhancement, leadership development, and career goal aspirations of employees. KRAs focus on the key results required to actively pursue the Company's mission. KDAs and KRAs are set annually for each management employee by the employee's supervisor, and the payment of an annual bonus is dependent upon each executive officer achieving his individual goals. That is, Company performance is not the sole criterion by which an executive officer's annual cash bonus payout is determined. Two factors determine whether an executive officer would receive an annual cash bonus: (a) The Company must achieve an established earnings-per-share improvement goal; and (b) the individual must achieve a satisfactory performance evaluation based upon the above-described PDP factors. Therefore, full weight is given to each of these factors.

 Because the Company did not reach its cash bonus target goal for fiscal 1996, the CEO and executive officers did not receive a cash bonus in 1996. Because the Company exceeded its stretch earnings-per-share improvement goals for fiscal 1995, and because each executive officer achieved his previously-established subjective performance goals, the maximum cash bonus award was earned. This bonus award was paid in 1995 and therefore is presented in the Summary Compensation Table.

      2.   EMPLOYEE STOCK INCENTIVE PLAN

      The Company's 1989 Employee Stock Incentive Plan ("1989 Plan"), 1993 Employee Stock Incentive Plan ("1993 Plan") and 1995 Employee Stock Incentive Plan ("1995 Plan") award non-qualified performance-accelerated stock options to the executive officers, department directors and other personnel considered to be in key positions, as approved by the Committee.

 In fiscal 1994, the Committee granted performance-accelerated stock options under its "Stock Incentive" program with three annual accelerated vesting schedules (fiscal 1995, fiscal 1996, and fiscal
1997) based on the achievement of corporate performance goals (as measured by earnings-per-share improvement) and individual performance goals (as measured by a comprehensive review process, the "PDP"). To further encourage outstanding performance, the Committee adopted a compensation program that ties the acceleration of stock option vesting to earnings-per-share goals. Each executive officer receives stock option grants with a nine and one-half year vesting schedule. However, if the executive officer meets his individual goal and the Company meets or exceeds its established earnings-per-share goal then the stock option grant tied to that goal will vest earlier than nine and one-half years. If the Committee-established target earnings-per-share goal for the Stock Incentive program is met, then one of the grants (equaling approximately 67% of the total stock-based award tied to that fiscal year's performance) will vest on an accelerated basis. If the Committee-established stretch earnings-per-share goal for the Stock Incentive program is met, then another grant (equaling approximately 33% of the total stock-based award tied to that fiscal year's performance) will vest on an accelerated basis.

 In determining the number of the shares subject to stock options granted to the employees eligible to participate in the stock incentive plans, the Committee takes into account the respective scope of accountability, the strategic and operational responsibilities of such employees, as well as the salary levels of such employees.

 Compensation data from the Management Compensation Services compensation survey reveals that annual stock grants (calculated as grant price times the number of shares granted) are typically expressed as a multiple of salary. For the CEO, annual grant amounts fall within a range of one to three times the CEO'S annual salary, and executive officer's grant amounts fall within a range of one-half to one and one-half times the executive officer's salary.
Because the Committee has decided to place greater emphasis on the performance-based component of compensation, it pays lower-than-average salaries for the CEO and executive officers but sets incentive compensation multiples at or above the high end of the peer group survey ranges for these positions. Specifically, the Committee has established an incentive compensation multiple of approximately three to four and one-half times salary for determining annual stock option grants for the CEO and the other executive officers. These options are valued by multiplying the option exercise price (fair market value at the time of grant) by the number of shares granted.

 In addition, the Committee established a stock-option program called the "Stock Plus" program. This program, which is composed of option grants under the 1989 Plan, the 1993 Plan and the 1995 Plan, awards each executive officer additional stock options which can be vested on an accelerated basis if the executive officer maintains from May 1 to April 1 of the accelerated vesting year a level of Company-stock ownership (determined by the fair market value as set by the New York Stock Exchange trading price at the close of business on April 1) equal to at least two and one-half times his salary. The CEO is required to maintain ownership of four times his salary to be eligible to participate in this program.
 Because (1) the Company met, but did not exceed its stock option program target earnings-per-share goals for fiscal 1996, (2) each Named Executive Officer achieved his previously-established subjective performance goals, and (3) each Named Executive Officer met the ownership requirements of the Stock Plus program, the first-level stock option grants vested in fiscal 1996 on an accelerated basis for each Named Executive Officer.

 Because (1) the Company exceeded its stock option program stretch earnings-per-share improvement goals for fiscal 1995, (2) each named executive officer achieved his previously-established subjective performance goals, and (3) each Named Executive Officer met the ownership requirements of the Stock Plus program, the number of options which could vest on an accelerated basis in fiscal 1995 became fully vested.


 C.   CHIEF EXECUTIVE OFFICER COMPENSATION

 As with the other executive officers, the CEO's compensation reflects the Company's increasing emphasis on tying compensation to both short-term and long-term performance goals. When determining the CEO's salary, the Committee considers the CEO's prior-year performance and expected future contributions to the Company as well as peer-industry survey results published annually. As compared to the industry comparison group, the CEO's salary was 11.6% less than the group median. The 13.3% increase in the CEO's salary in 1996 compared to 1995 was a result of the Committee's decision to reward him for his leadership and the Company's outstanding performance as measured by, but not limited to, such factors as earnings-per-share improvement, sales and profit increases and expense reduction. The CEO's salary increase is also a result of the Committee's effort to bring his salary closer to the industry average which, prior to the increase, was 26.5% below the comparison year peer-industry average.

 The Committee, believing that the CEO should have some compensation at risk in order to encourage performance that maximizes stockholder return, has created a significant opportunity for additional compensation through performance-based incentives. The performance-based compensation for which the CEO is eligible takes the form of both short-term and long-term incentives. Like the other executive officers, the CEO is eligible for a cash bonus-- the short-term incentive--based on the attainment of individual goals and earnings-per-share improvement goals. Also like the other executive officers, the CEO is eligible for non-qualified performance-accelerated stock options--the long-term incentive. These stock options, which have a nine and one-half year vesting schedule, can be accelerated to an earlier year upon the attainment of Committee-established earnings-per-share improvement goals, individual performance goals and, for "Stock Plus" program eligibility, certain Company stock ownership level requirements.

 The Committee believes that in order to maximize the CEO's performance, a substantial portion of the CEO's compensation should be tied directly to overall Company performance. Consistent with this philosophy, the Committee has established a lower-than-average salary for the CEO (as compared to CEOs of the peer-group compensation survey participants) while emphasizing the pay-for-performance components of the CEO's total compensation package. When considering the CEO's pay-for-performance component of his compensation package, the Committee took into consideration prior pay-for-performance awards. The Committee determined that based on the CEO's individual performance and the performance of the Company, it was important to continue its incentive compensation program in a manner that is competitive in the industry and that continues to motivate and reward outstanding performance.

 Under the Company's short-term incentive program (cash bonus), the CEO's total possible cash-bonus incentive is 100% of his salary. To be eligible for an earnings-per-share improvement cash bonus award, the CEO must achieve personal performance goals established by the Committee, and the Company must meet at least one of its cash bonus program earnings-per-share improvement goals. If the CEO meets his individual performance goals and the Company meets its Committee-established cash bonus program "target" goal, the CEO will receive a cash bonus equal to 25% of his annual salary. If the CEO's individual goals and the Committee-established cash bonus program "mid-level" earnings-per-share improvement goal is met, then the CEO will receive a cash bonus equal to 50% of his annual salary. If the CEO's individual goals are met and the Committee-established cash bonus program "stretch" earnings-per-share improvement goal is met, then the CEO will receive a cash bonus equal to 100% of his annual salary.

 The CEO's short-term incentive compensation program effective for performance of fiscal 1995 and paid in fiscal 1996 rewarded the CEO with a cash bonus of 100% of his annual salary. To be eligible for this cash bonus award, the CEO was required to achieve personal performance goals established by the Committee, and the Company had to meet its cash bonus stretch earnings-per-share goal. Because the Company did not reach its cash bonus "target" earnings-per-share improvement goals for fiscal 1996, the CEO will not be paid a cash bonus in 1997 for fiscal 1996 performance.

 The CEO's long-term incentive compensation program effective for fiscal 1996 rewards the CEO with stock option grants up to approximately three to four and one-half times his annual salary.
If the Committee-established stock option program "target" earnings-per-share goals are met and the CEO meets his individual performance goals, he will vest on an accelerated basis in a stock option grant that represents approximately 67% of the total non-Stock-Plus stock option benefit. If both individual and stock option program "stretch" earnings-per-share goals are met, then the CEO will vest on an accelerated basis in a stock option grant that represents the remaining possible stock option benefit
(approximately 33% of the total benefit).

 The CEO is also eligible to participate in the Company's Stock Plus program. This program, which is composed of option grants under the 1989 Plan, the 1993 Plan and the 1995 Plan, rewards the CEO with additional stock options which can vest on an accelerated basis if the CEO maintains a level of Company-stock ownership equal to at least four times his salary.

 In fiscal 1996, because the Company met its stock option program "target" earnings-per-share improvement goal, the CEO met his individual performance goals and the CEO met the Company stock ownership requirements, the CEO vested on an accelerated basis, in the first-level stock option grants.

 For fiscal 1995, because the Company exceeded the Committee-established "stretch" earnings-per-share improvement goals, the CEO achieved previously-established subjective performance goals and the CEO met the Company stock ownership requirement, the CEO vested, on an accelerated basis, in the maximum amount of the available stock option grants and received the maximum bonus award as presented in the Summary Compensation Table.

 D.   DEDUCTIBILITY.

 The Committee continues to analyze the potential impact of the $1,000,000 limit on the deductibility of executive compensation for federal income tax purposes enacted as part of the 1993 Omnibus Budget Reconciliation Act ("OBRA"). Under the regulations, compensation pursuant to the Company's stock plans should qualify as "performance-based" and, therefore, should be excluded from the $1,000,000 limit. Other forms of compensation provided by the Company to its executives, however, are not excluded from such limit. Because the Company does not believe it is in any immediate danger of losing any deductions, no definitive determinations have been made by the Committee as to whether it will approve any compensation arrangements that will cause the $1,000,000,000 limit to be exceeded in the future.


William S. Wire, II - Committee Chairman
Wallace N. Rasmussen
David M. Wilds
      14                     COMMON STOCK PERFORMANCE

 As a part of the executive compensation information presented in this Proxy Statement, the Securities and Exchange Commission requires the Company to prepare a performance graph that compares its cumulative total stockholders' return during the previous five years with a performance indicator of the overall stock market and the Company's peer group. For the overall stock market performance indicator, the Company has chosen to use the S&P Midcap 400 index. For the peer group, the Company has chosen to use the publicly-held participants of the compensation survey published by Management Compensation Services(1) used by the Committee when reviewing and establishing the Company's executive compensation policies.

(1) The peer group compensation survey is published annually by Management Compensation Services. The 1995 survey included the following mass-merchandising companies: Ames Department Stores, Bradlees, Caldor, Consolidated Stores, Dayton Hudson, Filene's Basement, Garden Ridge,
Hills Department Store, Mac Frugal's Bargains/Closeouts, Meijer, Montgomery Ward, Pamida, Quality Stores, Ross Stores, Sears Roebuck, Service Merchandise, ShopKo Stores, TJX Companies, Tractor Supply Company, and Wal-Mart Stores.

                     1/91   1/92      1/93     1/94      1/95     1/96
Dollar General       100    284       432      661       986      957
Corporation

S & P Midcap 400     100    142       158      182       173      227

EXECUTIVE COMPENSATION

  The following table provides information as to annual, long-term or other compensation during fiscal years 1996, 1995 and 1994 for the Company's Chief Executive Officer and the persons who, at the end of fiscal 1996, were the other four most highly-compensated executive officers of the Company (collectively the "named executive officers") or who is no longer employed by the Company, but is otherwise required to be included. The Company awarded no SARs in fiscal 1996, and no named executive officer holds any SARs. (Please see table notes on the following page.)

SUMMARY COMPENSATION TABLE


                                        Annual Compensation                Long-Term Compensation


                                                                                Awards              Payouts
                                                            Other
                                                            Annual    Restricted     Securities
                                                            Compen-   Stock          Underlying     LTIP      All Other
Name and Principal       Fiscal         Salary    Bonus     sation    Award(s)       Options        Payouts   Compensa-
Position                 Year           ($)       ($)       ($)       ($)            ($)            ($)       tion ($)
Cal Turner, Jr.,         1996           537,500   500,000     9,508                  147,318                  59,420
Chairman, President      1995           474,220   200,000    10,034                  390,926                  59,420
and Chief Executive      1994           400,000    62,500    10,599                  446,775                  92,509
Officer

Bob Carpenter, Chief     1996           157,500   112,500     8,534                   49,556                   6,000
Administrative           1995           147,082    70,000     8,773                   51,646                   6,000
Officer, Corporate       1994           140,000    62,500     8,625                  206,832                  14,903
Secretary and Chief
Counsel

Mike Ennis, Vice         1996           147,500   105,000     2,636                   37,500                   6,000
President                1995           139,379    62,500     2,636                   55,245                   6,000
Merchandising            1994           125,000    44,800     2,636                  150,778                  15,148
Operations

Tom Hartshorn, Vice      1996           143,750   105,000     2,652                   37,500                   6,000
President                1995           134,375    62,500     2,652                   37,691                   6,000
Merchandising            1994           125,000    44,800    44,771                  120,623                   8,254
Operations

Leigh Stelmach,          1996           251,250   168,750     8,851                   49,556                   6,000
Executive Vice           1995           212,832    87,500     8,851                   51,646                   6,000
President Operations     1994           175,000    75,000     8,851                  206,832                   8,254

C. Kent Garner (1)       1996           177,500   127,500       -0-                      -0-                     -0-
                         1995           166,720    80,000   830,942                   51,646                   6,000
                         1994           155,274       -0-   294,834                  206,832                   1,179

(1) Mr. Garner, formerly the Company's Chief Financial Officer and a Vice President, resigned in August 1995.

NOTES TO SUMMARY COMPENSATION TABLE:

OTHER ANNUAL COMPENSATION - The amounts reported in this column reflect gross-ups for tax reimbursements. The 1995 amount reported for Mr. Garner includes $825,315 representing the above-market value of stock options paid or payable to him during this period and a $5,727 gross-up for tax reimbursement. The 1994 amount reported for Mr. Garner includes $228,825 representing the above-market value of stock options paid or payable to him during this period, a $5,727 gross-up for tax reimbursement, the forgiveness of a $56,600 relocation loan, and $3,782 in other perquisites. The
1994 amount reported for Mr. Hartshorn includes a $16,463 gross-up for tax reimbursement, the forgiveness of a $27,621 relocation loan and $687 in other perquisites.

SECURITIES UNDERLYING OPTIONS - The Stock Incentive Program and Stock Plus Program stock option grants granted in fiscal 1996 will vest nine and one-half years after the date of grant provided the executive officer is still employed by the Company. The vesting dates for each Stock Incentive program grant can be accelerated to April 1 in the year immediately following the associated year-end if the individual officer meets his individual performance goals and the Company meets its earnings-per-share improvement goals set for that year. The Stock Plus program grants have the additional requirement that the holder must maintain a specified level of Company stock ownership for vesting to be accelerated.

RESTRICTED STOCK AWARDS - The Company granted no restricted stock awards in fiscal 1996, fiscal 1995 or fiscal 1994. No executive officer holds any restricted stock awards.

LTIP PAYOUTS - None paid.

ALL OTHER COMPENSATION - Includes $5,250 contributed in fiscal 1996 and fiscal 1995 to each executive officer's retirement account (with the exception of Mr. Garner who left the Company's employ in fiscal 1996) and $8,254 contributed in fiscal 1994 to each executive officer's retirement account. Includes a $750 contribution for each executive officer's Employee Stock Ownership Plan account in fiscal 1996 (with the exception of Mr. Garner who left the Company's employ in fiscal 1996) and fiscal 1995 and the following contribution amounts in fiscal 1994: Mr. Turner - $8,965; Mr. Carpenter - $6,649; Mr. Ennis - $6,894; Mr. Hartshorn - $1,030; Mr. Stelmach - $6,867; Mr. Garner - $1,179. Includes for Mr. Turner the following amounts paid as premiums on a split-dollar life insurance policy: 1996 - $75,290, 1995 - $53,420 and 1994 -
$75,290.

OPTIONS GRANTED IN LAST FISCAL YEAR

     The following table provides information as to options granted to the Named Executive Officers during fiscal 1996. The Company granted no SARs in fiscal 1996.




                                                                                          Potential Realizable Value at
                                                                                          Assumed Annual Rates of Stock
                                                                                          Price Appreciation for Option
                                                Individual Grants                                   Term (1)
                         Maximum             Percent of
                         Number of           Total
                         Securities          Options
                         Underlying          Granted to     Exercise or
                         Options             Fiscal Year    Base Price     Expiration
Name                     Granted (#)(2)      1996           ($/Sh)         Date           5% ($)         10% ($)
Cal Turner, Jr.          147,318             8.10%          $21.00         3/27/05        $1,945,607     $4,930,551
Bob Carpenter             49,556             2.72%          $21.00         3/27/05        $  654,479     $1,658,578
Mike Ennis                37,500             2.10%          $21.00         3/27/05        $  495,255     $1,255,072
Tom Hartshorn             37,500             2.10%          $21.00         0/27/05        $  495,255     $1,255,072
Leigh Stelmach            49,556             2.72%          $21.00         3/27/05        $  654,479     $1,658,578
C. Kent Garner (3)        49,556             2.72%          $21.00         3/27/05        N/A            N/A

(1)Based on actual option term and annual compounding.
(2)These granted options are to be vested on an accelerated basis upon the attainment of individual and Company performance
(earnings-per-share improvement) goals.  Accelerated vesting for a portion of the grants to each named executive officer
(the StockPlus program grants) is based on, in addition to the individual and Company performance goals, Company stock ownership.
The above-identified stock option grant totals are made up of the grant amounts listed in the following order: (1) Stock Incentive
Program grant which, for purposes of accelerated vesting is tied to earnings-per-share improvement goal one, (2) Stock Incentive
Program grant which, for purposes of accelerated vesting is tied to earnings-per-share improvement goal two and (3) Stock Plus
Program grant.  Cal Turner, Jr. - 78,575, 39,281, 29,462; Bob Carpenter - 26,425, 13,218, 9,912; Mike Ennis - 20,000, 10,000, 7,500;
Tom Hartshorn - 20,000, 10,000, 7,500; Leigh Stelmach - 26,425, 13,218, 9,912.  Mr. Garner's employment with the Company ended in fiscal 1996 and therefore, all grants made to him in fiscal 1996 were canceled.
(3)Mr. Garner is no longer employed by the Company.

      18
AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND YEAR-END
VALUES

The following table provides information as to options exercised or held by the Named Executive Officers during fiscal 1996.

                                       Number of Securities
                                       Underlying Unexercised Options     Value of Unexercised In-the-Money
                                       at Fiscal Year-End (#)             Options at Fical Year-End ($)
                    Shares         Value
                    Acquired on    Realized
Name                Exercise (#)   ($)(1)              Exercisable    Unexercisable       Exercisable    Unexercisable(2)
Cal Turner, Jr.     219,726        $1,153,241             -0-         765,293                  -0-       $3,799,642
Bob Carpenter        56,616        $1,256,429          67,745         240,290             $475,791       $1,339,702
Mike Ennis              -0-               -0-          49,435         176,535             $347,197       $  976,472
Tom Hartshorn       134,916        $2,449,705           9,885         176,535             $ 46,143       $  976,472
Leigh Stelmach          -0-               -0-          67,745         240,290             $475,791       $1,339,702
C. Kent Garner(3)   168,912        $2,331,908             -0-             -0-                  -0-              -0-

(1) Market value of underlying securities at exercise or year-end ($19.90 as reported on the New York Stock Exchange Composite
Tape), minus the exercise price.
(2) See Note 1 above.
(3) Mr. Garner is no longer employed by the Company.

EMPLOYEE RETIREMENT PLAN

     The Company has a non-contributory defined contribution plan which covers substantially all employees, including the named executive officers. The plan provides retirement, disability, termination and death benefits. Each year, as of December 31, the Company contributes for the benefit of each eligible participating employee 3-1/2% of calendar year gross wages to such participant's retirement account under the plan. At least once each year, each participating employee's retirement account is adjusted to reflect investment gains or losses.

     A participating employee will be paid the full value of his account if the employee retires at the normal retirement age of 65, dies while an active member of the plan, or becomes totally and permanently disabled. If a participating employee leaves the Company for reasons other than retirement, death or disability, the employee will be entitled to the full value of his vested pension account. The employee's right to all or part of the value of his retirement account will depend on his years of service with the Company as provided in the following chart:

Years of Credited                           Non-forfeitable
          Service                           Percentage
      Less than 4   ......................     0%
                4   ......................    40%
        5 or more   ......................   100%

     As of January 31, 1996, Messrs. Cal Turner, Jr., Bob Carpenter, Mike Ennis, Tom Hartshorn and Leigh Stelmach had 30, 15, 8, 4 and 6 years of credited service, respectively. C. Kent Garner is no longer employed by the Company. The estimated present value of benefits under the plan as of January 31, 1996 was $226,835 for Cal Turner, Jr., $79,475 for Bob Carpenter, $43,505 for Mike Ennis, $16,660 for Tom Hartshorn and $35,060 for Leigh Stelmach. Upon retirement, each participant has the option of taking a lump sum or an average annual payment over a ten-year period.

OTHER EXECUTIVE BENEFIT PLANS

     Since 1988, the Company has provided the Master Retirement Plan for Select Key Employees, a salary continuation plan (the "Select Retirement Plan") for eligible employees which will continue to operate in fiscal 1997. The Select Retirement Plan generally provides for an annual retirement benefit of 75% of the employee's salary on the date of entry into the plan with adjustments based on certain subsequent salary increases. The retirement benefit for each eligible participant, which cannot exceed an amount greater than the cash value of the life insurance policy for such person, is payable over 10 years commencing at age
65. The Select Retirement Plan also provides that in the event an employee dies while in the employ of the Company after entering the Select Retirement Plan but before retirement, his beneficiaries will receive 50% of such employee's annual retirement benefit for a period of 10 years. The named executive officers are eligible to participate in the Select Retirement Plan, which is funded by life insurance purchased by the Company and payable to the Company on the life of the employee. Participants in the Select Retirement Plan are vested only upon reaching retirement age or, if retirement occurs prior to age 65, the Corporate Governance and Compensation Committee may decide in its sole discretion whether to pay benefits under the plan equal to a value no greater than the cash value of the life insurance policy for such person. Directors of the Company who are not also executive officers or employees do not participate in the Select Retirement Plan. If the annual salary levels reported in the Summary Compensation Table for the named executive officers were applicable at retirement, the estimated annual benefits payable over a ten-year period for Messrs. Cal Turner, Jr., Bob Carpenter, Mike Ennis, Tom Hartshorn and Leigh Stelmach are $403,125, $118,125, $110,625, $107,813, and $188,438 respectively.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Cal Turner, Chairman Emeritus, is engaged as a consultant to the Company and receives annual compensation of $60,000. This amount is for consulting services unrelated to Mr. Turner's service as a member of the Company's Board of Directors.

     John B. Holland, a director of the Company, was President and Chief Operating Officer of Fruit of the Loom, Inc., a manufacturer of underwear and other soft goods, until his retirement in February 1996. In fiscal 1996, the Company purchased approximately $31,753,185 in goods from Fruit of the Loom, Inc.

     During 1986, the Company moved certain of its executive personnel to Nashville, Tennessee. In connection with such relocation, the Company agreed to make a loan to Cal Turner, Jr. to assist in the purchase of a new home. The loan is in the form of a junior mortgage secured by the real property and home. The mortgage will be fully paid upon a 15-year amortization of the loan. The borrower is liable for the unpaid balance of the mortgage at all times. The Company forgives a portion of the amortized principal and interest annually, and such amount is included as income to the borrower. The Company's agreement to periodically forgive mortgage amounts will terminate if the borrower leaves the Company. In the opinion of management, the loan was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and does not involve more than the normal risk of collectability or present other unfavorable features. The outstanding loan carries an annual interest rate of 9.0% and the amount forgiven by the Company in fiscal 1996 was $14,933.00. On January 31, 1996, the current balance of this junior mortgage was $70,000.00. The largest aggregate amount of indebtedness outstanding at any time during fiscal 1996 was $84,933.00.


PROPOSAL NO. 2 AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK

     The Board of Directors has adopted a resolution approving and recommending to the stockholders for their approval an amendment to the Company's Restated Articles of Incorporation which would increase the number of authorized shares of Common Stock, $.50 par value per share, to 200,000,000 shares from 100,000,000 shares. The following summary of the proposed amendment should be read in conjunction with, and is qualified in its entirety by reference to, the complete text of the proposed amendment which is attached hereto as Exhibit A.

Explanation of and Reasons for Amendment

     The Board of Directors believes that it is advisable to increase the authorized number of shares of Common Stock in order to have such additional shares available to the Company for, among other things, possible issuances in connection with such activities as stock splits and stock dividends, implementation of employee benefit plans, public offerings of shares for cash, and acquisitions of other companies. As of January 31, 1996 (as adjusted for the April 26, 1996 stock split), the Company had a total of 85,523,992 shares of Common Stock issued and outstanding, and in addition, 5,788,928 shares of Common Stock were reserved for issuance under the Company's stock option plans. Except for the shares issuable under the Company's stock option plans, the Company has no agreements or understandings regarding the issuance of any shares of Common Stock.

     Under the provisions of the Kentucky Business Corporation Act, the Board of Directors generally may issue authorized but unissued shares of Common Stock without stockholder approval. Having a substantial number of authorized but unissued shares of Common Stock that are not reserved for specific purposes would allow the Company to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in the Company's capitalization. The issuance of additional shares of Common Stock may, depending upon the circumstances under which such shares are issued, reduce stockholders' equity per share and may reduce the percentage ownership of Common Stock by existing stockholders. It is not the present intention of the Board of Directors to seek stockholder approval prior to any issuance of Common Stock that would become authorized by the amendment unless otherwise required by law or regulation. Frequently, opportunities arise that require prompt action, and it is the belief of the Board of Directors that the delay necessitated for stockholder approval of a specific issuance could be to the detriment of the Company and its stockholders.

     When issued, the additional shares of Common Stock authorized by the amendment will have the same rights and privileges as the shares of Common Stock currently authorized and outstanding. Holders of Common Stock have no preemptive rights and, accordingly, stockholders would not have any preferential rights to purchase any of the additional shares of Common Stock when such shares are issued.

     Vote Required. Under Kentucky law, the affirmative votes of the holders of a majority of the votes cast by the holders of the Company's Common Stock represented and entitled to vote at the Annual Meeting is required to adopt Proposal #2.

     The Board of Directors recommends a vote FOR the proposed amendment to the Restated Articles of Incorporation.

PROPOSAL NO. 3.     RATIFICATION OF COOPERS & LYBRAND L.L.P. AS
INDEPENDENT PUBLIC ACCOUNTANTS.

     The Board of Directors of the Company has selected Coopers & Lybrand L.L.P. to serve as its independent auditor for the current fiscal year. Coopers & Lybrand L.L.P. has served as the Company's independent auditor for more than the past 30 years. The Company has no information that Coopers & Lybrand L.L.P. has any direct or material indirect financial interest in the Company or any of its subsidiaries, in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

     Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     Vote Required. Under Kentucky law, the affirmative vote of the holders of a majority of the votes cast by the holders of the Company's Common Stock represented and entitled to vote at the Annual Meeting is required to adopt Proposal #3.

     The Board of Directors recommends a vote FOR approval of this appointment.

STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

     Stockholders' proposals intended for presentation at the 1997 Annual Meeting of Stockholders must be received by Bob Carpenter, Chief Administrative Officer and Corporate Secretary, at 104 Woodmont Boulevard, Suite 500, Nashville, Tennessee 37205 not later than December 29, 1996 for inclusion in the proxy statement and form of proxy relating to that meeting. All such proposals must be in writing and mailed by certified mail, return receipt requested, and must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF
1934

     Section 16(a) of the Securities Exchange Act of 1934 and the disclosure requirements of Item 405 of Regulation S-K require the Company's executive officers and directors, and any person who owns more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission, the applicable market or exchange upon which the Company's shares are listed, and the Company. Based solely on the Company's review of copies of such forms it has received and based on written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all its officers, directors, and greater-than-ten-percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1996 with the exception that Director Reginald Dickson did not timely report on Form 4 a sale of 156 shares of Company Common Stock. Director David Wilds did not timely report an inheritance of 5,260 shares of Company Common Stock. With respect to the inadvertent omissions, the required forms have been filed.

METHOD OF COUNTING VOTES

     Unless a contrary choice is indicated, all duly executed proxies will be voted in accordance with the instructions set forth on the back side of the proxy card. Abstentions and "non-votes" are counted as present only for purposes of determining a quorum. Because directors are elected by a plurality of the votes cast, abstentions are not considered in the election of directors.
In addition, the ratification of Coopers & Lybrand L.L.P. is determined by the number of votes cast; therefore, an abstention or withholding of authority to vote will not affect the outcome. Abstentions and "non-votes" will be treated as votes against Proposal 2 or any other proposals (excluding the election of directors and ratification of auditors) presented to the stockholders. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instruction from the beneficial owner.

OTHER MATTERS

     The cost of soliciting proxies will be borne by the Company. In addition to this solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company, without extra compensation, personally and by mail, telephone or telegraph. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses. The Company's regularly retained investor relations firm, Registrar and Transfer Company, may also be called upon to solicit proxies by telephone and mail.

     The Board of Directors is not aware of any matter to be submitted for consideration at the Annual Meeting other than those set forth in the accompanying notice. If any other matter properly comes before the meeting for action, proxies will be voted on such matter in accordance with the best judgment of the persons named as proxies. Any stockholder has the unconditional right to revoke his or her proxy at any time prior to the voting thereof by giving the Secretary of the Company written notice of such revocation.

     The Annual Report of the Company is mailed herewith. A copy of the Company's Annual Report on Form 10-K for the year ended January 31, 1996 (as filed with the Securities and Exchange Commission) is available without charge to any stockholder upon request. Requests for the Company's Annual Report on Form 10-K should be directed to Bob Carpenter, Chief Administrative Officer and Corporate Secretary.

     Whether or not you expect to be present at the Annual Meeting of Stockholders in person, please sign, date and return the enclosed proxy promptly in the enclosed business reply envelope.
No postage is necessary if the proxy is mailed within the United
States.